EXHIBIT 10.40

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT TO RESEARCH

AND LICENSE AGREEMENT

This Amendment (“Amendment”) to the Research and License Agreement (“Agreement”) dated August 25, 2000, as amended by the Consent and Amendment dated September 16, 2002, is entered into this 2nd day of October, 2007 by and between Kosan Biosciences Inc., having an address at 3832 Bay Center Place, Hayward, California 94545 (“Licensee”) and the Sloan-Kettering Institute for Cancer Research, having a place of business at 1275 York Avenue, New York, New York 10021 (“SKI”).

RECITALS

WHEREAS, SKI owns U.S. Application Serial No. 10/435,408 (“‘408 application”) that is exclusively licensed to Licensee in accordance with this Agreement;

WHEREAS, the ‘408 application is involved in Interference 105,557 declared by the United States Patent and Trademark Office on June 29, 2007;

WHEREAS, also involved in the interference is U.S. Patent No. 7,145,018 (“‘018 patent”) owned by the State of Oregon (“University”) that is exclusively licensed to Licensee under the terms of the Exclusive License Agreement dated April 4, 2005 and related amendment;

WHEREAS, Licensee, SKI and University on October 2, 2007 entered into a Settlement Agreement setting forth the agreed upon plan to conduct, and resolve all issues in, Interference No. 105,557 and;

WHEREAS, in furtherance of the resolution of Interference No. 105,557, Licensee and SKI wish to make certain amendments to the Agreement.

NOW THEREFORE, Licensee and SKI agree as follows:

1. Article 1 is hereby amended by the addition of the following new definitions:

1.45 “OSU AGREEMENT” shall mean that certain Exclusive License Agreement between LICENSEE and the State of Oregon dated April 4, 2005.

1.46 “OSU PATENT RIGHTS” shall mean any claim of any issued patents licensed to LICENSEE by the State of Oregon under the OSU AGREEMENT that have any composition of matter, method of use or administration or formulation claims covering LICENSEE’s trans-9,10-dehydroepothilone D compound designated KOS-1584 (or R1645), unless such claim has lapsed, expired, been canceled, been abandoned or been held invalid by a court or other appropriate body of competent jurisdiction in a decision that is unappealable or unappealed within the time allowed for appeal or been admitted to be invalid or unforceable through reissue or disclaimer or otherwise.

2. Article 6 is hereby amended by the addition of new Section 6.5 as follows:

6.5 LICENSEE hereby agrees to reimburse SKI for its actual out-of pocket expenses incurred after [ * ] for conducting Interference No. 105,557 up to a total of [ * ]. Within sixty

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(60) days after receipt by LICENSEE of an invoice detailing such expenses, LICENSEE shall pay to SKI or its designee all amounts directly related to Interference No. 105,557 up to [ * ]. Notwithstanding anything to the contrary herein, if any SKI PATENT RIGHTS become involved in any interference proceeding or priority contest with any patent application or patent directed to epothilones, their use or manufacture, that is controlled by the State of Oregon, whether such proceeding is before the United States Patent and Trademark Office or any U.S. federal court, SKI shall be responsible for its own costs and LICENSEE shall have no obligation whatsoever to pay for such proceeding or reimburse SKI.

3. Article 7 is hereby amended by the addition of new Section 7.1.7 as follows.

7.1.7 Notwithstanding anything to contrary under Sections 7.1.1, 7.1.2 and 7.1.3 above, if there is no [ * ] in [ * ] within SKI PATENT RIGHTS covering LICENSEE’S compound designated KOS-1584 or products containing such compound requiring payment of a royalty to SKI, but products containing KOS-1584, the use of such product, or the method of manufacture of such product is covered by at least one [ * ] of a [ * ] patent within OSU PATENT RIGHTS, LICENSEE agrees to pay SKI the applicable royalty on NET SALES of such products in accordance with Section 7.1.1, 7.1.2 or 7.1.3, as the case my be. Royalties payable under this Section 7.1.7 shall be due to SKI from the period beginning with the first commercial sale of LICENSEE’S KOS-1584 products.

4. Article 7 is hereby amended by the addition of new Section 7.14 as follows:

Notwithstanding anything to contrary under Sections 7.1.1, 7.1.2 and 7.1.3 above no monies payable to SKI under this AGREEMENT shall be subject to an offset, reduction or deduction on account of royalties paid by LICENSEE or SUBLICENSEE to the State of Oregon on NET SALES of KOS-1584.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5. Except as specifically amended herein, the terms of the Agreement shall remain in full force and effect. The Agreement (including the exhibits and schedules thereto) and this Amendment and the Settlement Agreement constitute the entire agreement between SKI and Licensee with respect to the subject matter within and therein and supersede all revisions, agreements and understandings between the parties whether written or oral. If there is a conflict between the terms of the Agreement and this Amendment, the terms of the Amendment shall govern.

IN WITNESS WHEREOF, Licensee and SKI by their duly authorized officers have amended this Amendment to the Agreement as of the date of the first written above.

SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH		KOSAN BIOSCIENCES INC.

By:	/s/ G. J. Bernhardt	By:	/s/ Robert G. Johnson Jr.
	(Signature)		(Signature)

Name:	Gustave J. Bernhardt	Name:	Robert G. Johnson, Jr.
	(Please Print)		(Please Print)

Title:	Director, Research Resources Management	Title:	President & CEO

Date:	10/2/07	Date:	2 October 2007

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.